SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (the “Agreement”), by and between Education Realty Trust, Inc., a Maryland corporation (the “Company”) and Randall H. Brown (“Executive”), is effective as of May 12, 2014 (the “Effective Date”).
WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of January 1, 2014 (the “Employment Agreement”);
WHEREAS, the Company and Executive have mutually agreed that Executive’s employment will terminate in accordance with this Agreement; and
WHEREAS, the Company and Executive desire to enter into this Agreement to memorialize the terms of, and each parties’ rights and obligations in connection with, the termination of Executive’s employment.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:
1.Termination of Employment. Executive’s employment with the Company, and any and all of Executive’s other positions and offices with the Company and its affiliates, will terminate on June 30, 2014, or such earlier date as the Company and Executive shall agree in writing (the “Termination Date”). Notwithstanding Executive’s death or termination based upon Disability after the Effective Date, Executive’s employment will be considered and for all purposes treated as a termination by the Company for a reason other than Cause, death or Disability, as those terms are defined in the Employment Agreement.
2.Duties and Compensation Prior to Termination Date. During the period from the Effective Date through the Termination Date, except as otherwise directed by the Company’s Chief Executive Officer, Executive will continue to perform his Executive Vice President, Chief Financial Officer and Treasurer duties on an active full-time basis and will provide such duties as reasonably requested by the Company’s Chief Executive Officer. Through and until the Termination Date, or until such other date as the Company and Executive may agree, Executive shall retain his title as Executive Vice President, Chief Financial Officer and Treasurer of the Company. After the Termination Date, Executive shall have no authority to act on behalf of the Company or its affiliates, or to bind the Company or its affiliates to any undertaking or agreement. Between the Effective Date and the Termination Date, provided Executive remains a full-time employee in good standing, Executive’s level of compensation and benefits (other than Executive’s entitlement to an annual bonus relating to 2014, which will be $0, and any entitlement to payments or benefits under Section 7 of the Employment Agreement) shall remain at the same levels as set forth in the Employment Agreement.
3.Accrued Obligations. On the Company’s first regularly scheduled payroll period occurring immediately following July 30, 2014 (the “Severance Start Date”), the Company shall pay to Executive all accrued but unpaid wages through the Termination Date, and all accrued but unpaid vacation through the Termination Date, in each case based on Executive’s then current base salary.
4.Severance Payments. In addition to the accrued amounts described in Section 3 of this Agreement, provided Executive executes the Release and Waiver of Claims attached hereto as Exhibit A (the “Release Agreement”) on or after the Termination Date, and the Release Agreement becomes effective (and irrevocable) no later than the Severance Start Date, subject to Executive’s compliance with the Section 8 of the Employment Agreement and all of Executive’s post-termination obligations, including, but not limited to, the obligations contained in Sections 9, 10, 11, and 14 of the Employment Agreement, the Company shall pay or provide to Executive the following (in each case, subject to withholding of applicable taxes):
a.    a cash payment of $283,275, which is twelve (12) months of Executive’s then current base salary, to be paid in equal installments over a period of twelve (12) months commencing on the first regularly scheduled payroll period occurring following the Severance Start Date in accordance with the Company’s regular payroll practices;
b.    a transition lump sum severance payment of $10,000, to be paid on the first regularly scheduled payroll period occurring immediately following Severance Start Date;
c.    a cash payment for all approved, but unreimbursed, business expenses, provided that a request for reimbursement of business expenses is submitted in accordance with the Company’s policies and submitted within five (5) business days of the Termination Date, to be paid on the first regularly scheduled payroll period occurring immediately following Severance Start Date; and
d.    Executive’s outstanding equity-based awards shall be treated in accordance with the applicable plans and award agreements, such that 14,237 shares of time restricted stock under Mr. Brown’s 2012, 2013 and 2014 Restricted Stock Award Agreements shall immediately vest and Mr. Brown shall be awarded 14,237 shares of the Company’s common stock subject to rules regarding controlled securities and any other applicable securities rules and regulations.
5.Entire Agreement. This Agreement sets forth the complete agreement between Executive and the Company relating the Executive’s termination of employment. Executive acknowledges that, except as described in this Agreement and except for any vested benefits under the Company’s 401(k) Retirement Savings Plan and Deferred Compensation Plan, Executive is not entitled to any further compensation or benefits from the Company or any of its affiliates, including pursuant to Sections 6 and 7 of the Employment Agreement and that, except as provided in this Section 5, the Employment Agreement shall terminate on the Termination Date. Executive further acknowledges and agrees that, in signing this Agreement, Executive does not rely and has not relied upon any representations or statements by the Company or any affiliate or representative thereof with regard to the subject matter, basis, or effect of this Agreement or the Release Agreement that are not specifically set forth in this Agreement or the Release Agreement. The parties agree and acknowledge that Sections 8, 9, 10, 11, 12, 13, 14, 20, 24, 26 of the Employment Agreement shall survive the Termination Date (the “Survival Sections”) and continue in full force in accordance with their terms notwithstanding the expiration and termination of the Employment Agreement and notwithstanding the foregoing, nothing in this Agreement is intended to or shall limit, supersede, nullify, or affect any duties and responsibilities Executive may have or owe to the Company or any affiliate by virtue of any obligation under the Employment Agreement under Survival Sections (and references in those Sections to the Employment Agreement shall also include references to the Separation Agreement).
6.Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Executive in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.
7.No Admission of Wrongdoing. This Agreement shall not be construed as an admission of liability or wrong-doing by either party.
8.No Limitation of Rights. Nothing in this Agreement shall limit or otherwise affect the Company’ or its affiliates’ rights with respect to any compensation plans, agreements or arrangements, including, without limitation, any rights they may have to amend, modify or terminate such plans, agreements or arrangements for all participants in accordance with their terms.
9.Governing Law. This Agreement shall be interpreted, construed, and governed by the laws of the State of Tennessee, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
10.Consent to Jurisdiction and Venue. Executive agrees that any claim arising out of or relating to this Agreement shall be brought in a state or federal court of competent jurisdiction in Tennessee. Executive consents to the personal jurisdiction of the state and/or federal courts located in Shelby County, Tennessee. Executive waives (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or improper venue in any action brought in such courts.
11.Construction. This Agreement shall not be construed more strongly against either party, regardless of who is more responsible for its preparation. If there is a conflict between this Agreement and any present or future law, the part that is affected shall be curtailed only to the extent necessary to bring it within the requirements of that law.
12.Cooperation. Executive shall reasonably cooperate with the Company and its affiliates upon reasonable request and at no cost to the Company (other than expense reimbursement),

and shall make himself reasonably available to the Company or its affiliates (taking into account any other employment of Executive) with respect to matters arising out of Executive’s services to the Company and its affiliates.
13.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
14.Successors. This Agreement may not be assigned by Executive. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the stock, business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Employee agrees and consents to any such assumption by a successor or parent of the Company, as well as any assignment of this Agreement by the Company for that purpose. As used in this Agreement, “the Company” shall mean the Company as herein before defined as well as any such successor or parent that expressly assumes this Agreement or otherwise becomes bound by all of its terms and provisions by operation of law.
15.Amendment. This Agreement may be amended only by written agreement executed by each of the parties.
16.Attorneys’ Fees. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs of litigation in addition to all other remedies available at law or in equity.
IN WITNESS WHEREOF, each party has signed this Agreement on the date shown next to its signature below.

EDUCATION REALTY TRUST, INC.

Date: May 12, 2014            By: /s/ Randall L. Churchey
Name: Randall L. Churchey
Title: President and Chief Executive Officer

RANDALL H. BROWN

Date: May 12, 2014        /s/ Randall H. Brown

EXHIBIT A
RELEASE AND WAIVER OF CLAIMS
This Release and Waiver of Claims (“Release Agreement”) is entered into effective as of May 12, 2014, by and between Education Realty Trust, Inc. (“the Company”) and Randall H. Brown (“Executive”).
The Company and Executive agree as follows:
1.In accordance with the Separation and Release Agreement entered into by and between the Company and Executive, effective as of May 12, 2014 (the “Separation Agreement”), the employment relationship between Executive and the Company and its affiliates, as applicable, will terminate on June 30, 2014, or such earlier date as the Company and Executive shall agree in writing.
2.In consideration of the payments, rights and benefits described in the Separation Agreement, the sufficiency of which Executive hereby acknowledges, Executive, (on Executive’s own behalf and on behalf of Executive’s agents, assigns, heirs, executors, and administrators) hereby releases and discharges the Company, its parent corporations, affiliates, subsidiaries, owners, officers, directors, attorneys, agents, consultants, successors and assigns (collectively, “Company Released Parties”) from any claim, demand, action, or cause of action, known or unknown, which arose at any time up to the effective date of this Release Agreement, and waives all rights relating to, arising out of, or in any way connected with Executive’s employment with the Company (and, if applicable, any affiliates) or the ending of that employment, including, without limitation, any claim, demand, action, cause of action or right based on but not limited to: (a) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; (b) the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq; (c) the Civil Rights Act of 1866, as reenacted, 42 U.S. C. Section 1981; (d) the Family and Medical Leave Act, 29 U.S.C. Section 2601, et seq.; (e) Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq.; (f) the Executive Retirement Income Security Act, 29 U.S.C. §1001, et seq.; (g) the Older Workers Benefit Protection Act (“OWBPA”); (h) a civil rights act of any state, any other federal, state or local laws against discrimination; or any other federal, state, or local statute, regulation or common law relating to employment, wages, hours, or any other terms and conditions of employment; (i) any existing employment agreement, incentive plan or award agreement or potential entitlement under any the Company or affiliate program or plan; and (j) any duty or other employment-related obligation arising under the law of contract, tort or from any other type of statute, law or public policy.
Notwithstanding anything else provided herein to the contrary, Executive is not releasing any rights, benefits or claims, (i) under the Separation Agreement or the equity‑based awards referred to in Section 4.d. of the Separation Agreement, (ii) to continuation of health care benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA), or (iii) to vested benefits under the Company’s 401(k) Retirement Savings Plan and Deferred Compensation Plan.
Nothing in this Release Agreement shall be construed to prevent Executive from filing a charge or complaint, including a challenge to the validity of this Release Agreement, with the Equal

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Employment Opportunity Commission or from participating in or cooperating with any investigation conducted by the Equal Employment Commission. Executive waives the right to monetary damages or other individual legal or equitable relief awarded in relation to any such claim against the Company.
3.Executive agrees that Executive will not institute any claim for damages by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim for damages, via administrative or legal proceedings, against the Company or any Company Released Parties with respect to any claim, demand, action, or cause of action released pursuant to Section 2 of this Release and Waiver of Claims. Should Executive bring or participate in any such lawsuit or proceeding or otherwise breach any portion of this Release Agreement, Executive acknowledges that any such suit, claim, or assertion of liability is null and void, and must be summarily dismissed. Executive also waives the right to money damages or other legal or equitable relief awarded by a governmental agency or court related to such a claim. Executive further agrees to withdraw any charge, lawsuit or claim for damages that have or may have been filed before any local, state or federal agency or court relating in any way to the Company or a Company Released Party with respect to any claim, demand, action, or cause of action released pursuant to Section 2 of this Release and Waiver of Claims, except as to any claim for unemployment compensation or other related benefits.
4.This Release Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns.
5.This Agreement shall be interpreted, construed, and governed by the laws of the State of Tennessee, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
6.Executive agrees that any claim arising out of or relating to this Agreement shall be brought in a state or federal court of competent jurisdiction in Tennessee. Executive consents to the personal jurisdiction of the state and/or federal courts located in Tennessee. Executive waives (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or improper venue in any action brought in such courts
7.This Release Agreement shall not be construed more strongly against either party, regardless of who is more responsible for its preparation. If there is a conflict between this Release Agreement and any present or future law, the part that is affected shall be curtailed only to the extent necessary to bring it within the requirements of that law.
8.This Release Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
EMPLOYEE IS ADVISED AND UNDERSTANDS THAT CONSISTENT WITH THE OWBPA EMPLOYEE HAS UP TO TWENTY ONE (21) CALENDAR DAYS TO CONSIDER THIS RELEASE AGREEMENT.  EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE AGREEMENT.

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EMPLOYEE MAY REVOKE THIS RELEASE AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS RELEASE AGREEMENT BY PROVIDING A WRITTEN REVOCATION TO:
Elizabeth L. Keough
General Counsel
Education Realty Trust, Inc.
999 S. Shady Grove, Suite 600
Memphis, Tennessee 38120
Email: lkeough@edrtrust.com
WHICH STATES, “I HEREBY REVOKE MY ACCEPTANCE OF OUR RELEASE AGREEMENT.” THE REVOCATION MUST BE PERSONALLY DELIVERED, MAILED, SENT VIA OVERNIGHT COURIER OR FAXED TO THE ABOVE INDIVIDUAL AT THE ABOVE ADDRESS OR FAX NUMBER. IF MAILED, IT MUST BE POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNED THIS RELEASE AGREEMENT.

IN WITNESS WHEREOF, each party has signed this Release Agreement on the date shown next to its signature below.

EDUCATION REALTY TRUST, INC.

Date: May 12, 2014            By: /s/ Randall L. Churchey
NAME: Randall L. Churchey
TITLE: President and Chief Executive Officer

RANDALL H. BROWN

Date: May 12, 2014            /s/ Randall H. Brown

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